Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and

Shareholders of Scotia Institutional Funds:

We consent to the use of our report, incorporated herein by reference, dated          November  25, 2013, with respect to the financial statements and financial highlights of the Dynamic U.S. Growth Fund, as of September 30, 2013, and to the references to our firm under the heading “Service Providers,” and “Experts” in the Registration Statement on Form N-14.

Philadelphia, Pennsylvania

December 30, 2013